Exhibit 4(b)(ii)

[JOHN HANCOCK LOGO] Life Insurance Company (U.S.A.) [Bloomfield Hills, Michigan]

    CONTRACTHOLDER      [FINANCIAL INSTITUTION]

    CONTRACT NUMBER     [12345]

                                  GROUP ANNUITY

The John Hancock Life Insurance Company (U.S.A.) ("the Company", "we", "our") agrees, subject to the conditions and provisions of the certificate, to provide the benefits, rights and privileges as stated in the certificate. A certificate evidencing participation under this contract will be issued to each member of the eligible group from which we received the required premium contribution.

This contract is issued in consideration of the master application for this contract.

Signed for the Company at Boston, Massachusetts:

[SPECIMEN]                                                        [SPECIMEN]
                                                               -----------------
President                                                          Secretary

Group Annuity
Nonparticipating - Not eligible for dividends

                               ADMISTRATIVE OFFICE
                              [601 Congress Street
                          Boston, Massachusetts 02210]

    09GRPMAST                                                             GP0101

                               CONTRACT PROVISIONS

SECTION

   1. Eligibility/Cessation of Participation

   2. Certificates

   3. Incorporation

   4. Termination

                                                                          GP0201

1. ELIGIBILITY/CESSATION OF PARTICIPATION

A person who is a customer of the contractholder to which this contract is issued may become a Certificate Owner upon Our approval and receipt of the required premium contribution.

2. CERTIFICATES

We will issue an individual certificate to each Certificate Owner. The certificate will state the terms, conditions, and benefits of this contract. We may credit interest to Certificate Owners at rates that vary by certificate issue date, premium amount, or eligible class.

3. INCORPORATION

A sample certificate attached hereto is made a part of this contract. Any provisions of this contract which are inconsistent with provisions of the certificate are waived and superseded by the certificate provisions.

4. TERMINATION

This contract will terminate when the contractholder requests termination in writing to us or when no Certificate Owners hold any certificate issued under this contract.

Any certificates in force when the contract terminates will continue to be in force in accordance with our administrative rules in effect, until terminated by the Certificate Owner.

                                                                          GP0301

[

[JOHN HANCOCK LOGO] Life Insurance Company (U.S.A.) [Bloomfield Hills, Michigan]

                                                           Administrative Office
                                                            [601 Congress Street
                                                    Boston, Massachusetts 02210]

                      MASTER APPLICATION FOR GROUP ANNUITY

Application is made for group master policy form [09GRPMAST] to which this application shall be attached and made a part. The terms and conditions of the annuity applied for will be subject to and in accordance with the group master policy issued by John Hancock Life Insurance Company (U.S.A.).


Applicant Corporation:      __________________________________________

Address of Corporation:     __________________________________________

Name and Title of
Corporate Officer:          __________________________________________

Tax ID Number:              __ __ __ __ __ __ __ __ __

Applicant's Signature:      ___________________________________________

Print Name:                 ___________________________________________

Date:  _______________          [Witness:  ____________________________   ]

156-GRPMAST-09